DENNY’S CORPORATION REPORTS RESULTS FOR THIRD QUARTER 2025

SPARTANBURG, S.C., November 3, 2025 - Denny’s Corporation (the "Company") (NASDAQ: DENN), owner and operator of Denny's Inc. ("Denny's") and Keke's Inc. ("Keke's") today reported results for its third quarter ended September 24, 2025 and provided a business update on the Company’s operations.

Kelli Valade, Chief Executive Officer, stated, "Our third quarter progress on strategic initiatives demonstrates our ability to remain agile and focused on what is within our control amid a choppy industry backdrop. These achievements are the direct result of our incredible teams and franchisees maintaining their unwavering commitment to our brands and our guests."

"Denny’s is evolving its value offerings to meet the guest where they are, strengthening its brand relevance with an enhanced digital presence, a movie collaboration, and the launch of its highly-anticipated new loyalty program. Keke’s is capitalizing on continued portfolio growth and exceptional guest satisfaction while maintaining its position as a brand leader in the fastest growing segment. We will remain agile and continue working closely with our franchisees to navigate this dynamic consumer environment."

Third Quarter 2025 Highlights

•Total operating revenue was $113.2 million and total operating income was $10.4 million.
•Denny's domestic system-wide same-restaurant sales** were (2.9%) compared to the prior year quarter.
•Keke's domestic system-wide same-restaurant sales** increased 1.1% compared to the prior year quarter.
•Denny's opened one franchised restaurant.
•Denny's completed 10 remodels, including two at company restaurants.
•Keke's opened four new cafes, including three franchised locations.
•Keke's completed three remodels, including two at company cafes.
•Adjusted franchise operating margin* was $29.1 million, or 52.0% of franchise and license revenue, and adjusted company restaurant operating margin* was $7.8 million, or 13.5% of company restaurant sales.
•Net income was $0.6 million, or $0.01 per diluted share.
•Adjusted net income* and adjusted net income per share* were $4.2 million and $0.08, respectively.
•Adjusted EBITDA* was $19.3 million.

Third Quarter 2025 Results

Total operating revenue was $113.2 million compared to $111.8 million for the prior year quarter. This increase was primarily driven by additional Keke's company equivalent units and partially offset by the Company's previously communicated strategy to intentionally close lower volume Denny's franchised restaurants to improve the overall health of the brand.

Franchise and license revenue was $55.9 million compared to $59.1 million for the prior year quarter. This change was primarily due to fewer Denny's franchise equivalent units and softer Denny's same-restaurant sales**.

Company restaurant sales were $57.4 million compared to $52.7 million for the prior year quarter. This increase was primarily driven by additional Keke's equivalent units.

Adjusted franchise operating margin* was $29.1 million, or 52.0% of franchise and license revenue, compared to $30.1 million, or 50.9% for the prior year quarter. This margin change was primarily due to fewer Denny's equivalent units and softer Denny's same-restaurant sales**.

Adjusted company restaurant operating margin* was $7.8 million, or 13.5% of company restaurant sales, compared to $6.1 million, or 11.5% for the prior year quarter. This increase was primarily due to a $1.5 million benefit related to excess credit card fees charged by Visa and Mastercard between 2004 and 2019, partially offset by higher occupancy costs and inherent inefficiencies associated with new cafe openings.

Total general and administrative expenses were $22.6 million compared to $19.8 million in the prior year quarter. This change was primarily due to additional incentive compensation and transaction costs, partially offset by lower corporate administrative expenses.

The provision for income taxes was $1.3 million, reflecting an effective tax rate of 67.4% for the current quarter, compared to $1.5 million and an effective tax rate of 18.5% in the prior year quarter. The higher effective income tax rate for the current quarter included discrete items related to share-based compensation which were not comparable to the prior year quarter.

Net income was $0.6 million, or $0.01 per diluted share. Adjusted net income* was $4.2 million, or $0.08 per diluted share.

The Company ended the quarter with $269.2 million of total debt outstanding, including $259.5 million of borrowings under its credit facility.

Capital Allocation

The Company invested $9.3 million in cash capital expenditures during the current quarter, which included Keke's new cafe development and remodels at both Denny's and Keke's company locations.

Conference Call and Business Outlook

The Company announced today it had entered into a definitive agreement to be acquired by a group consisting of TriArtisan Capital Advisors LLC, Treville Capital Group, and Yadav Enterprises, Inc. The merger is expected to close in the first quarter of 2026, subject to customary conditions, including approval by the Company's stockholders and satisfaction of regulatory approvals. Upon completion of the transaction, Denny's common stock will no longer be listed on the Nasdaq.

As customary during the pendency of such a transaction, the Company will not host a conference call or provide financial guidance for fiscal year 2025.

*    Please refer to the Reconciliation of Net Income to Non-GAAP Financial Measures, as well as the Reconciliation of Operating Income to Non-GAAP Financial Measures included in the tables below.

**     Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

About Denny's Corporation

Denny’s Corporation is one of America’s largest full-service restaurant chains based on number of restaurants. As of September 24, 2025, the Company consisted of 1,537 restaurants, 1,452 of which were franchised and licensed restaurants and 85 of which were company operated.

The Company consists of the Denny’s brand and the Keke’s brand. As of September 24, 2025, the Denny's brand consisted of 1,459 global restaurants, 1,397 of which were franchised and licensed restaurants and 62 of which were company operated. As of September 24, 2025, the Keke's brand consisted of 78 restaurants, 55 of which were franchised restaurants and 23 of which were company operated.

For further information on Denny's Corporation, including news releases, links to SEC filings, and other financial information, please visit investor.dennys.com.

Non-GAAP Definition Changes

The Company has evolved its definition of non-GAAP financial measures to provide more clarity and comparability relative to peers. Denny's Corporation management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures provides investors and analysts with information that is beneficial to gaining an understanding of the Company's financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP.

The Company excludes certain legal settlement expenses not considered to be normal and recurring, pre-opening expenses, and other items management does not consider in the evaluation of its ongoing core operating performance from adjusted operating margin*, adjusted net income*, adjusted net income per share*, and adjusted EBITDA*. In addition, the Company no longer deducts cash payments for restructuring and exit costs, or cash payments for share-based compensation from Adjusted EBITDA*.

Reconciliations of these non-GAAP measures are included in the tables of this press release and a recast of historical non-GAAP financial measures can be found on the Company's website, or its most recent investor presentation.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: economic, public health and political conditions that impact consumer confidence and spending, commodity and labor inflation; the potential impacts of tariffs; the ability to effectively staff restaurants and support personnel; the Company's ability to maintain adequate levels of liquidity for its cash needs, including debt obligations, payment of dividends, planned share repurchases and capital expenditures as well as the ability of its customers, suppliers, franchisees and lenders to access sources of liquidity to provide for their own cash needs; competitive pressures from within the restaurant industry; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment and geopolitical events (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 25, 2024 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:    877-784-7167

Media Contact:    864-597-8005

DENNY’S CORPORATION
Consolidated Balance Sheets
(Unaudited)

($ in thousands)	9/24/25	12/25/24
Assets
Current assets
Cash and cash equivalents	$2,224	$1,698
Investments	—	1,106
Receivables, net	16,137	24,433
Inventories	2,122	1,747
Assets held for sale	891	381
Prepaid and other current assets	12,226	10,628
Total current assets	33,600	39,993
Property, net	123,827	111,417
Finance lease right-of-use assets, net	5,397	6,200
Operating lease right-of-use assets, net	135,464	124,738
Goodwill	68,532	66,357
Intangible assets, net	89,271	91,739
Deferred financing costs, net	589	1,066
Other noncurrent assets	46,238	54,764
Total assets	$502,918	$496,274

Liabilities
Current liabilities
Current finance lease liabilities	$1,347	$1,284
Current operating lease liabilities	15,215	15,487
Accounts payable	23,833	19,985
Other current liabilities	54,651	58,842
Total current liabilities	95,046	95,598
Long-term liabilities
Long-term debt	259,500	261,300
Noncurrent finance lease liabilities	8,376	9,284
Noncurrent operating lease liabilities	132,007	120,841
Liability for insurance claims, less current portion	5,904	5,866
Deferred income taxes, net	8,731	9,964
Other noncurrent liabilities	26,048	27,446
Total long-term liabilities	440,566	434,701
Total liabilities	535,612	530,299

Shareholders' deficit
Common stock	519	513
Paid-in capital	6,882	—
Retained earnings (deficit)	929	(2,499)
Accumulated other comprehensive loss, net	(39,429)	(32,039)
Treasury stock	(1,595)	—
Total shareholders' deficit	(32,694)	(34,025)
Total liabilities and shareholders' deficit	$502,918	$496,274

Debt Balances
Credit facility revolver due 2026	$259,500	$261,300
Finance lease liabilities	9,723	10,568
Total debt	$269,223	$271,868

DENNY’S CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)

	Quarter Ended
($ in thousands, except per share amounts)	9/24/25	9/25/24
Revenue:
Company restaurant sales	$57,375	$52,701
Franchise and license revenue	55,869	59,058
Total operating revenue	113,244	111,759
Costs of company restaurant sales, excluding depreciation and amortization	50,170	46,820
Costs of franchise and license revenue, excluding depreciation and amortization	26,808	28,999
General and administrative expenses	22,567	19,831
Depreciation and amortization	4,434	3,622
Operating (gains), losses and other charges, net	(1,129)	746
Total operating costs and expenses, net	102,850	100,018
Operating income	10,394	11,741
Interest expense, net	5,318	4,571
Other nonoperating expense (income), net	3,137	(824)
Income before income taxes	1,939	7,994
Provision for income taxes	1,307	1,478
Net income	$632	$6,516

Net income per share - basic	$0.01	$0.12
Net income per share - diluted	$0.01	$0.12

Basic weighted average shares outstanding	52,054	52,148
Diluted weighted average shares outstanding	52,175	52,207

Comprehensive income (loss)	$(822)	$(2,468)

General and Administrative Expenses
Corporate administrative expenses	$15,516	$15,875
Share-based compensation	3,249	3,006
Incentive compensation	2,028	447
Deferred compensation valuation adjustments	682	503
Transaction costs	1,092	—
Total general and administrative expenses	$22,567	$19,831

DENNY’S CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)

	Three Quarters Ended
($ in thousands, except per share amounts)	9/24/25	9/25/24
Revenue:
Company restaurant sales	$169,670	$159,391
Franchise and license revenue	172,868	178,269
Total operating revenue	342,538	337,660
Costs of company restaurant sales, excluding depreciation and amortization	152,540	142,516
Costs of franchise and license revenue, excluding depreciation and amortization	84,379	89,801
General and administrative expenses	64,042	61,539
Depreciation and amortization	12,919	10,938
Goodwill impairment charges	—	20
Operating (gains), losses and other charges, net	4,482	1,984
Total operating costs and expenses, net	318,362	306,798
Operating income	24,176	30,862
Interest expense, net	15,120	13,564
Other nonoperating expense (income), net	2,736	(1,685)
Income before income taxes	6,320	18,983
Provision for income taxes	2,892	4,208
Net income	$3,428	$14,775

Net income per share - basic	$0.07	$0.28
Net income per share - diluted	$0.07	$0.28

Basic weighted average shares outstanding	52,146	52,635
Diluted weighted average shares outstanding	52,256	52,739

Comprehensive income (loss)	$(3,962)	$12,989

General and Administrative Expenses
Corporate administrative expenses	$45,986	$46,843
Share-based compensation	9,016	8,406
Incentive compensation	7,044	4,868
Deferred compensation valuation adjustments	904	1,422
Transaction costs	1,092	—
Total general and administrative expenses	$64,042	$61,539

DENNY’S CORPORATION
Reconciliation of Net Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain non-GAAP financial measures are useful information to investors and analysts to assist in the evaluation of operating performance on a period-to-period basis. However, non-GAAP measures should be considered as a supplement to, not a substitute for, operating income, net income, and net income per share, or other financial performance measures prepared in accordance with GAAP. The Company uses adjusted EBITDA, adjusted net income and adjusted net income per share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees. These non-GAAP measures are adjusted for certain items the Company does not consider in the evaluation of its ongoing core operating performance. These adjustments are either non-recurring in nature or vary from period to period without correlation to the Company's ongoing core operating performance.

	Quarter Ended		Three Quarters Ended
($ in thousands, except per share amounts)	9/24/25	9/25/24	9/24/25	9/25/24
Net income	$632	$6,516	$3,428	$14,775
Provision for income taxes	1,307	1,478	2,892	4,208
Goodwill impairment charges	—	—	—	20
Operating (gains), losses and other charges, net	(1,129)	746	4,482	1,984
Other nonoperating expense (income), net (1)	3,137	(824)	2,736	(1,685)
Share-based compensation expense	3,249	3,006	9,016	8,406
Deferred compensation plan valuation adjustments	682	503	904	1,422
Interest expense, net	5,318	4,571	15,120	13,564
Depreciation and amortization	4,434	3,622	12,919	10,938
Non-recurring legal settlement expenses	91	(10)	409	2,165
Pre-opening expenses	473	209	1,827	766
Other adjustments (2)	1,123	—	1,186	2,640
Adjusted EBITDA	$19,317	$19,817	$54,919	$59,203

Net income	$632	$6,516	$3,428	$14,775
Losses and amortization on interest rate swap derivatives, net	913	194	2,051	502
Costs of discontinued refinancing	3,709	—	3,709	—
Goodwill impairment charges	—	—	—	20
Operating (gains), losses and other charges, net	(1,129)	746	4,482	1,984
Non-recurring legal settlement expenses	91	(10)	409	2,165
Pre-opening expenses	473	209	1,827	766
Other adjustments (2)	1,123	—	1,186	2,640
Tax effect (3)	(1,603)	(72)	(3,894)	(1,793)
Adjusted net income	$4,209	$7,583	$13,198	$21,059

Diluted weighted average shares outstanding	52,175	52,207	52,256	52,739

Net income per share - diluted	$0.01	$0.12	$0.07	$0.28
Adjustments per share	0.07	0.03	0.18	0.12
Adjusted net income per share	$0.08	$0.15	$0.25	$0.40

(1)	Other nonoperating expense (income), net for the quarter and year-to-date period ended September 24, 2025 includes costs of discontinued refinancing.
(2)	Other adjustments for the quarter and year-to-date period ended September 24, 2025 include transaction costs and leadership transition costs. Other adjustments for the year-to-date period ended September 24, 2024 include a distribution to franchisees related to a review of advertising costs.
(3)	Tax adjustments for the quarter and year-to-date period ended September 24, 2025 reflect effective tax rates of 30.9% and 28.5%, respectively. Tax adjustments for the quarter and year-to-date period ended September 25, 2024 reflect effective tax rates of 6.3% and 22.2%., respectively

DENNY’S CORPORATION
Reconciliation of Operating Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are useful information to investors and analysts to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. However, non-GAAP measures should be considered as a supplement to, not a substitute for, operating income, net income, and net income per share, or other financial performance measures prepared in accordance with GAAP. The Company uses restaurant-level operating margin, company restaurant operating margin and franchise operating margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees.

Restaurant-level operating margin is the total of company restaurant operating margin and franchise operating margin and excludes: (i) general and administrative expenses, which include primarily non-restaurant-level costs associated with support of company and franchised restaurants and other activities at their corporate office; (ii) depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants; (iii) special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of its ongoing operating performance and a more relevant comparison to prior period results.

Company restaurant operating margin is defined as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and presents it as a percent of company restaurant sales. Adjusted company operating restaurant margin is defined as company restaurant operating margin less certain items such as legal settlement expenses, pre-opening expenses, and other items the Company does not consider in the evaluation of its ongoing core operating performance.

Franchise operating margin is defined as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise and other fees, advertising revenue and occupancy revenue) less costs of franchise and license revenue and presents it as a percent of franchise and license revenue. Adjusted franchise operating margin is defined as franchise operating margin less certain items the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted restaurant-level operating margin is the total of adjusted company restaurant operating margin and adjusted franchise operating margin and is defined as restaurant-level operating margin adjusted for certain items the Company does not consider in the evaluation of its ongoing core operating performance. These adjustments are either non-recurring in nature or vary from period to period without correlation to the Company's ongoing core operating performance.

	Quarter Ended		Three Quarters Ended
($ in thousands)	9/24/25	9/25/24	9/24/25	9/25/24
Operating income	$10,394	$11,741	$24,176	$30,862
General and administrative expenses	22,567	19,831	64,042	61,539
Depreciation and amortization	4,434	3,622	12,919	10,938
Goodwill impairment charges	—	—	—	20
Operating (gains), losses and other charges, net	(1,129)	746	4,482	1,984
Restaurant-level operating margin	$36,266	$35,940	$105,619	$105,343

Restaurant-level operating margin consists of:
Company restaurant operating margin (1)	$7,205	$5,881	$17,130	$16,875
Franchise operating margin (2)	29,061	30,059	88,489	88,468
Restaurant-level operating margin	$36,266	$35,940	$105,619	$105,343
Adjustments (3)	564	199	2,236	5,571
Adjusted restaurant-level operating margin	$36,830	$36,139	$107,855	$110,914

(1)	Company restaurant operating margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of franchise and license revenue, excluding depreciation and amortization; less franchise and license revenue.
(2)	Franchise operating margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of company restaurant sales, excluding depreciation and amortization; less company restaurant sales.
(3)	Adjustments include non-recurring legal settlement expenses, pre-opening costs, and other adjustments the Company does not consider in the evaluation of its ongoing core operating performance. Adjustments for the year-to-date period ended September 25, 2024 include a $2.6 million distribution to franchisees related to a review of advertising costs.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
($ in thousands)	9/24/25		9/25/24
Company restaurant operations: (1)
Company restaurant sales	$57,375	100.0%	$52,701	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	14,623	25.5%	13,611	25.8%
Payroll and benefits	21,698	37.8%	19,838	37.6%
Occupancy	5,482	9.6%	4,443	8.4%
Other operating costs:
Utilities	2,137	3.7%	1,959	3.7%
Repairs and maintenance	799	1.4%	964	1.8%
Marketing	2,037	3.6%	1,859	3.5%
Legal settlements	330	0.6%	152	0.3%
Pre-opening costs	473	0.8%	209	0.4%
Other direct costs	2,591	4.5%	3,785	7.2%
Total costs of company restaurant sales, excluding depreciation and amortization	$50,170	87.4%	$46,820	88.8%
Company restaurant operating margin (non-GAAP) (2)	$7,205	12.6%	$5,881	11.2%
Adjustments (3)	564	1.0%	199	0.4%
Adjusted company restaurant operating margin (non-GAAP) (2)	$7,769	13.5%	$6,080	11.5%

Franchise operations: (4)
Franchise and license revenue:
Royalties	$27,745	49.7%	$29,101	49.3%
Advertising revenue	18,604	33.3%	20,172	34.2%
Initial and other fees	1,772	3.2%	1,639	2.8%
Occupancy revenue	7,748	13.9%	8,146	13.8%
Total franchise and license revenue	$55,869	100.0%	$59,058	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$18,604	33.3%	$20,172	34.2%
Occupancy costs	4,897	8.8%	5,256	8.9%
Other direct costs	3,307	5.9%	3,571	6.0%
Total costs of franchise and license revenue, excluding depreciation and amortization	$26,808	48.0%	$28,999	49.1%
Franchise operating margin (non-GAAP) (2)	$29,061	52.0%	$30,059	50.9%

Total operating revenue (5)	$113,244	100.0%	$111,759	100.0%
Total costs of operating revenue (5)	76,978	68.0%	75,819	67.8%
Restaurant-level operating margin (non-GAAP) (5)	$36,266	32.0%	$35,940	32.2%

(1)	As a percentage of company restaurant sales.
(2)	Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin and adjusted operating margin are considered non-GAAP financial measures and should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)	Adjustments include non-recurring legal settlement expenses, pre-opening costs, and other adjustments the Company does not consider in the evaluation of its ongoing core operating performance.
(4)	As a percentage of franchise and license revenue.
(5)	As a percentage of total operating revenue.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Three Quarters Ended
($ in thousands)	9/24/25		9/25/24
Company restaurant operations: (1)
Company restaurant sales	$169,670	100.0%	$159,391	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	43,920	25.9%	40,554	25.4%
Payroll and benefits	64,663	38.1%	60,805	38.1%
Occupancy	15,722	9.3%	13,687	8.6%
Other operating costs:
Utilities	5,660	3.3%	5,309	3.3%
Repairs and maintenance	2,482	1.5%	2,977	1.9%
Marketing	6,451	3.8%	5,339	3.3%
Legal settlements	1,126	0.7%	1,809	1.1%
Pre-opening costs	1,827	1.1%	766	0.5%
Other direct costs	10,689	6.3%	11,270	7.1%
Total costs of company restaurant sales, excluding depreciation and amortization	$152,540	89.9%	$142,516	89.4%
Company restaurant operating margin (non-GAAP) (2)	$17,130	10.1%	$16,875	10.6%
Adjustments (3)	2,236	1.3%	2,931	1.8%
Adjusted company restaurant operating margin (non-GAAP) (2)	$19,366	11.4%	$19,806	12.4%

Franchise operations: (4)
Franchise and license revenue:
Royalties	$84,673	49.0%	$88,421	49.6%
Advertising revenue	57,167	33.1%	59,098	33.2%
Initial and other fees	7,450	4.3%	5,903	3.3%
Occupancy revenue	23,578	13.6%	24,847	13.9%
Total franchise and license revenue	$172,868	100.0%	$178,269	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$57,167	33.1%	$59,098	33.2%
Occupancy costs	14,702	8.5%	15,482	8.7%
Other direct costs	12,510	7.2%	15,221	8.5%
Total costs of franchise and license revenue, excluding depreciation and amortization	$84,379	48.8%	$89,801	50.4%
Franchise operating margin (non-GAAP) (2)	$88,489	51.2%	$88,468	49.6%
Adjustments (3)	—	—%	2,640	1.5%
Adjusted franchise operating margin (non-GAAP) (2)	$88,489	51.2%	$91,108	51.1%

Total operating revenue (5)	$342,538	100.0%	$337,660	100.0%
Total costs of operating revenue (5)	236,919	69.2%	232,317	68.8%
Restaurant-level operating margin (non-GAAP) (5)	$105,619	30.8%	$105,343	31.2%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin and adjusted operating margin are considered non-GAAP financial measures and should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)		Adjustments include non-recurring legal settlement expenses, pre-opening costs, and other adjustments the Company does not consider in the evaluation of its ongoing core operating performance. Adjustments for the year-to-date period ended September 25, 2024 include a $2.6 million distribution to franchisees related to a review of advertising costs.
(4)		As a percentage of franchise and license revenue.
(5)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Statistical Data
(Unaudited)

	Denny's				Keke's
Changes in Same-Restaurant Sales (1)	Quarter Ended		Three Quarters Ended		Quarter Ended		Three Quarters Ended
(Increase (decrease) vs. prior year)	9/24/25	9/25/24	9/24/25	9/25/24	9/24/25	9/25/24	9/24/25	9/25/24
Company Restaurants	(1.4%)	(0.4%)	(0.8%)	(2.0%)	5.2%	(1.7%)	2.9%	(2.4%)
Domestic Franchise Restaurants	(3.0%)	(0.1%)	(2.5%)	(0.6%)	0.2%	(0.9%)	2.8%	(3.2%)
Domestic System-wide Restaurants	(2.9%)	(0.1%)	(2.4%)	(0.7%)	1.1%	(1.0%)	2.8%	(3.1%)

Average Unit Sales
($ in thousands)
Company Restaurants	$765	$771	$2,312	$2,288	$432	$423	$1,278	$1,323
Franchised Restaurants	$463	$465	$1,393	$1,395	$441	$439	$1,431	$1,368

(1)
Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Restaurant Unit Activity	Denny's			Keke's
		Franchised			Franchised
	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units June 25, 2025	62	1,422	1,484	22	52	74
Units Opened	—	1	1	1	3	4
Units Reacquired	—	—	—	—	—	—
Units Refranchised	—	—	—	—	—	—
Units Closed	—	(26)	(26)	—	—	—
Net Change	—	(25)	(25)	1	3	4
Ending Units September 24, 2025	62	1,397	1,459	23	55	78

Equivalent Units
Third Quarter 2025	62	1,411	1,473	23	54	77
Third Quarter 2024	62	1,470	1,532	11	50	61
Net Change	—	(59)	(59)	12	4	16

Ending Units December 25, 2024	61	1,438	1,499	14	55	69
Units Opened	—	10	10	7	8	15
Units Reacquired	1	(1)	—	5	(5)	—
Units Refranchised	—	—	—	(3)	3	—
Units Closed	—	(50)	(50)	—	(6)	(6)
Net Change	1	(41)	(40)	9	—	9
Ending Units September 24, 2025	62	1,397	1,459	23	55	78

Equivalent Units
Year-to-Date 2025	61	1,424	1,485	22	49	71
Year-to-Date 2024	63	1,485	1,548	10	50	60
Net Change	(2)	(61)	(63)	12	(1)	11